Filed Pursuant to Rule 424(b)(3)

SEC File #333-237642

Prospectus Supplement

Dated December 31, 2020 (to Prospectus dated April 21, 2020)

1st FRANKLIN FINANCIAL CORPORATION

This Prospectus Supplement is part of, and should be read in conjunction with, the Prospectus dated April 21, 2020.

This Prospectus Supplement includes the Amendment No. 1 on Form 10-Q/A (“Amendment No. 1”) of 1st Franklin Financial Corporation (the “Company”), filed with the Securities and Exchange Commission (“SEC”) on December 31, 2020.  The Amendment No. 1 amends the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 of the Company, originally filed with the SEC on August 14, 2020.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 10-Q/A
Amendment No. 1

(X) QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period Ended June 30, 2020

OR

( )TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to _____________

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Commission File Number 2-27985

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1st Franklin Financial Corporation

A Georgia CorporationI.R.S. Employer Identification No. 58-0521233

135 East Tugalo Street
Post Office Box 880
Toccoa, Georgia 30577
(706) 886-7571

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Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant:  (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports),  and  (2) has been subject to such filing requirements for the past 90 days. Yes _X  No __

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).  Yes _X_ No__

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one) Large Accelerated Filer __ Accelerated Filer ___  Non-Accelerated Filer  X_  Smaller Reporting Company  __ Emerging Growth Company ___

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ___

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes __ No X

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

ClassOutstanding July 31, 2020
Voting Common Stock, par value $100 per share1,700 Shares
Non-Voting Common Stock, no par value168,300 Shares

EXPLANATORY NOTE

1st Franklin Financial Corporation (the “Company”) is filing this Amendment No. 1 on Form 10-Q/A (this “Amendment No. 1”) to amend its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, originally filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2020 (the “Original 10-Q”). The Company is filing this Amendment No. 1 to disclose information inadvertently omitted from Part II, Item 5 of the Original 10-Q relating to the appointment of Gary L. McQuain as Executive Vice President and Chief Operating Officer of the Company, which information was required to be disclosed by the Company in a Current Report on Form 8-K during the period covered by the Original 10-Q.

Mr. McQuain’s position as Executive Vice President and Chief Operating Officer of the Company was previously disclosed under the heading “EXECUTIVE OFFICERS” in the Company’s Quarterly Report to Investors as of and for the Three and Six Months Ended June 30, 2020, which was filed as Exhibit 13 to the Original 10-Q.

Except as set forth herein, this Amendment No. 1 does not modify or update the disclosures presented in, or exhibits to, the Original 10-Q. This Amendment No. 1 does not reflect events occurring after the filing of the Original 10-Q. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 10-Q and the Company’s subsequent filings with the SEC.

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PART II. OTHER INFORMATION

ITEM 5.	Other Information

Effective May 1, 2020, the Company appointed Gary L. McQuain, age 54, as Executive Vice President and Chief Operating Officer of the Company. In connection with the appointment of Mr. McQuain, Ronald F. Morrow ceased serving as Executive Vice President and Chief Operating Officer of the Company.

Prior to his appointment, Mr. McQuain had served as Senior Vice President of Operations of the Company since October 1, 2019. Prior to joining the Company, Mr. McQuain most recently served as President & CEO of Southern Management Corporation, a financial services company, from October 2017 to August 2019. Prior to that, he was a financial services professional at MidCountry Financial Corp., a financial services holding company, from January 2016 to October 2017, and President of Pioneer Services, a financial services company, from January 2016 to October 2017.

ITEM 6.	Exhibits:

The following exhibits are filed herewith:

31.1 31.2

Certification of Principal Executive Officer Pursuant to Rule 13a-14(a) / 15d-14(a) of the Securities Exchange Act of 1934.

Certification of Principal Financial Officer Pursuant to Rule 13a-14(a) / 15d-14(a) of the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

1st FRANKLIN FINANCIAL CORPORATION
Registrant

s/ Virginia C. Herring
President and Chief Executive Officer
(Principal Executive Officer)

/s/ A. Roger Guimond
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:December 31, 2020

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